Exhibit 5

[Stark & Stark Letterhead]

May 9, 2014

Board of Directors

HV Bancorp, Inc.

3501 Masons Mill Road, Suite 401

Huntingdon Valley, Pennsylvania 19006

Ladies and Gentlemen:

We have acted as special counsel to HV Bancorp, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the “Registration Statement”), relating to the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in connection with (i) the conversion of Huntingdon Valley Bank, Huntingdon Valley, Pennsylvania (the “Bank”) from mutual to stock form and the reorganization of the Bank as a subsidiary of the Company (the “Conversion”) and (ii) the merger of The Victory Bancorp, Inc. (“Victory Bancorp”) with and into the Company and The Victory Bank (“Victory Bank”) with and into the Bank.

In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company and the Board of Trustees of the Bank, the Plan of Conversion of the Bank (“Plan of Conversion”), the Agreement and Plan of Merger by and among the Company, the Bank and Victory Bancorp (“Merger Agreement”) and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the Commonwealth of Pennsylvania which are in effect on the date hereof.

Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Conversion and the Merger Agreement, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the references to this firm under the headings “Legal and Tax Opinions” in the Prospectus contained in the Registration Statement.

Very truly yours,

/s/ Stark & Stark